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                                                            EXHIBIT NO. 99.1(c)


                            MFS/SUN LIFE SERIES TRUST

                                     FORM OF

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION
                                    OF SERIES


         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated December 29, 1997, as amended (the "Declaration") of MFS/Sun Life Series Trust, a business Trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby establish and designate a new series of Shares (as defined in the Declaration), such series to have the following special and relative rights:

          1.   The new series shall be designated:

                  - Strategic Growth Series

          2. The series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933, as amended, to the extent pertaining to the offering of Shares of such series. Each Share of the series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which Shares of the series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the series, and shall be entitled to receive its pro rata share of the net assets of the series upon liquidation of the series, all as provided in Section 6.9 of the Declaration.

          3. Shareholders of the series shall vote separately as a class from shareholders of each other series on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the series as provided in Rule 18f-2, as from time to time in effect, under the Investment Company
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               Act of  1940,  as  amended,  or any  successor  rule,  and by the
               Declaration.

          4. The assets and liabilities of the Trust shall be allocated among the previously established and existing series of the Trust and such new series as set forth in Section 6.9 of the Declaration.

          5. Subject to the provisions of Section 6.9 and Article IX of the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any such establishment and designation of series of Shares.

         Pursuant to Section 6.9 of the Declaration, this establishment and designation of series of Shares shall be effective upon the execution by a majority of the Trustees of the Trust.
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         IN  WITNESS  WHEREOF,  a  majority  of the  Trustees  of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this ______ day of ___________________, 1999 and further certify, as provided by the provisions of Section 9.3(d) of The Declaration, that this amendment was duly adopted by the undersigned in accordance with the second sentence of Section 9.3(a) of the Declaration.




----------------------                       ---------------------
Samuel Adams                                 Garth Marston
23 University Lane                           90 Beacon Street
Manchester, MA  01944                        Boston, MA  02108



----------------------                       ---------------------
J. Kermit Birchfield                         John D. McNeil
33 Way Road                                  10 McKenzie Avenue
Gloucester, MA  01930                        Toronto, Ontario
                                             Canada M4W 1J9



-----------------------                      ---------------------
William R. Gutow                             Derwyn F. Phillips
3 Rue Dulac                                  22 Cliff Street
Dallas, TX  75230                            Marblehead, MA  01945




-----------------------
David D. Horn
Strong Road
New Vineyard, ME  04956


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